Exhibit 10.26

OFFICELEASE

BASIC LEASE INFORMATION

Date: March 12, 2014

Landlord: Freeway Properties III, a California limited partnership.

Tenant: Atara Biotherapeutics, Inc., a Delaware Corporation.

Section l(a)—Building: 2659 Townsgate Road, Westlake Village, California.

Section l(b)—Premises: Suite 236, containing 1,450 square feet of Rentable Area located on the second (2nd) floor of the Building.

Section l(c)—Base Year: 2013

Section l(j)—Tenant’s Percentage Share: point twenty-three percent (.23%).

Section 2—Term: Thirteen (13) months.

Section 2—Commencement Date: October 1, 2013.

Section 3—Base Rent: Three thousand, one hundred, ninety and 00/100 dollars ($3,190.00) per month, modified gross.

Section 3(g)—Escalations to Base Rent: Three percent (3%) increase on each twelve (12) month anniversary of the Commencement Date during the Term and any extension and/or renewal thereof.

Section 6 (b)—Tenant will be responsible for their suite specific janitorial.

Section 29—Security Deposit: Three thousand, one hundred, ninety dollars and 00/100 ($3,190.00).

Section 31—Landlord’s and Tenant’s Address for Notices:

Landlord:	Tenant:
Atara Biotherapeutics, Inc.
c/o The Johnston Group	Westlake Corporate Center
5137 Clareton Drive, Suite 100	2659 Townsgate Road, Suite 236
Agoura Hills, Ca 91301	Westlake Village, CA 91361
Attn: Mr. Jeff Johnston, President

With a copy to:

Kenneth S. Fields, Esq.

Greenberg Glusker Fields Claman &

Machtinger LLP

1900 Avenue of the Stars, 21st Floor

Los Angeles, CA 90067

Section 34—Brokers: J.G. Real Estate for Landlord.

Section 35—Parking: Four (4) non-exclusive surface parking spaces (except as provided in Section 35) per each one thousand square feet of Usable Area contained in the Premises (prorated and rounded to the nearest whole number to the extent Usable Area is not evenly divisible by 1,000).

Section 38—Guarantor: None.

Section 39—Exhibits:

Exhibit “A”—Site Plan of Project

Exhibit “B”—Floor Plan of Premises

Exhibit “C”—Improvement of the Premises

Exhibit “D”—Rules and Regulations

This Basic Lease Information shall be a part of this Lease, provided that in the event of any conflict between any Basic Lease Information and the provisions contained in the body of this Lease, the latter shall control.

TABLE OF CONTENTS

1.	Definitions	1
2.	Term; Condition of Premises	4
3.	Base Rent	5
4.	Escalation Rent	6
5.	Use	8
6.	Services	9
7.	Impositions Payable by Tenant	11
8.	Alterations	11
9.	Liens	13
10.	Repairs	13
11.	Destruction or Damage	14
12.	Insurance	15
13.	Indemnification	17
14.	Compliance with Legal Requirements	17
15.	Assignment and Subletting	17
16.	Rules	20
17.	Entry by Landlord	20
18.	Tenant’s Default	20
19.	Landlord’s Remedies	22
20.	Landlord’s Default and Tenant’s Remedies	23
21.	Attorneys’ Fees	24
22.	Eminent Domain	24
23.	Subordination	24
24.	Sale	25
25.	Estoppel Certificate	25
26.	Project Planning	26
27.	No Light, Air, or View Easement	26
28.	Holding Over	26
29.	Security Deposit	26
30.	Waiver	27
31.	Notices and Consents; Confidentiality	27
32.	Complete Agreement	28
33.	Authority	28
34.	Brokers	28
35.	Parking	28
36.	Force Majeure	29
37.	Waiver of Trial by Jury	29
38.	Intentionally Omitted	31
39.	Recapture	31
40.	Miscellaneous	31

i

OFFICE LEASE

THIS OFFICE LEASE (this “Lease”), dated August 12, 2013 for purposes of reference only, is made and entered into by and between Freeway Properties III, a California limited partnership (“Landlord”) and Atara Biotherapeutics, Inc., a Delaware Corporation (“Tenant”).

WITNESSETH:

Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord the “Premises” described in Section l(b) below for the “Term” and subject to the terms, covenants, agreements and conditions hereinafter set forth, to each and all of which Landlord and Tenant hereby mutually agree.

1. Definitions. Unless the context otherwise specifies or requires. The following terms shall have the meanings herein specified:

(a) The term “Building” shall mean the building specified in the Basic Lease Information located in an unincorporated area within the County of Ventura, and having a postal address within Westlake Village, California. References in this Lease to the Building shall be deemed to mean the Building or any portion thereof, if the context so requires. The term “Project” shall mean that certain commercial project generally depicted on Exhibit “A” attached hereto, including, without limitation, the Building and other buildings, “Common Areas” (as hereinafter defined), the land upon which the Building, such other buildings and the Common Areas are located, and, at Landlord’s discretion, such additional real property, areas, land, buildings or other improvements as may from time to time be hereafter added to the Project. References in this Lease to the Project shall be deemed to mean the Project or any portion thereof, as the same exists from time to time, if the context so requires. The depiction of the Project on Exhibit “A” does not constitute a representation, covenant or warranty of any kind by Landlord, and Landlord and/or any owner of all or any part of the Project reserve the right from time to time to change the size, layout and dimensions of the Project or any of the buildings therein, the parking areas, and/or identity and type of use of other tenants. Landlord and/or any owner of all or any portion of the Project shall have the right to convey its ownership of all or any part of the Project to one or more third parties, and thereafter the third party shall have the right to remove such conveyed portion from the definition of “Project” set forth in this Lease.

(b) The term “Premises” shall mean the suite within the Building, containing the approximate square footage, and located on the floor(s), specified in the Basic Lease Information, which is shown as cross-hatched on the floor plan(s) attached hereto as Exhibit “B”. References in this Lease to the Premises shall be deemed to mean the Premises or any portion thereof, if the context so requires.

(c) The term “Base Year” shall mean the calendar year specified in the Basic Lease Information as the Base Year.

(d) The term “Operating Expenses” shall mean all costs of ownership, management, operation, maintenance, repair and replacement of the Project, including, without limitation: wages, salaries and other compensation and benefits of all persons engaged in the operation, maintenance and security of the Project; property management, legal, accounting and consulting fees in the maintenance, management, operation and/or repair of the Project; janitorial, alarm, security and other services;

roof repair and re-roofing; Project management office rent or rental value; rent or rental value for Project space occupied by Common Area facilities, such as cafeterias, fitness centers and other amenities; cost of power, water, waste disposal, telephone, elevator, sprinkler and other utilities usage and facilities maintenance and service; materials and supplies; costs of maintenance and repairs including with respect to systems and equipment; costs of permits, licenses, certificates and inspections; insurance premiums for all insurance carried by Landlord in connection with the Project as reasonably determined by Landlord and the deductible portion of any insured loss thereunder; depreciation on personal property; the cost of landscaping, re-lamping and all supplies, tools, equipment and materials used in the operation, repair, restoration and maintenance of the Project; and the cost of capital repairs, replacements or other improvements to or other costs incurred in connection with the Project, including, without limitation, those (i) which are intended to effect economies in the operation or maintenance of the Project, (ii) that are required to comply with present or anticipated conservation programs, (iii) which are replacements or modifications of nonstructural items located in the Common Areas required to keep the Common Areas in good order and condition, (iv) that are required under any applicable “Laws” (as hereinafter defined) enacted following the construction of the applicable portion of the Project; provided, however, that any capital expenditure shall be amortized over its useful life as Landlord shall reasonably determine, and the unamortized cost thereof shall bear interest at the rate of ten percent (10o) per annum or such higher rate as was paid by Landlord on funds borrowed for the purposes of purchasing, installing and/or constructing such capital improvements. Operating Expenses shall not include: Tax Expenses; depreciation (except as provided above); cost of tenants’ improvements; real estate brokers’ commissions; legal fees in connection with the leasing of the Project; costs reimbursed by policies of insurance, the premiums of which are included in Operating Expenses. If less than ninety-five percent (95o) the total Rentable Area of the Project is occupied during the Base Year or any subsequent calendar year during the Term, then Landlord may adjust actual Operating Expenses for such Base Year or subsequent calendar year (during which less than ninety-five percent (95o) occupancy exists) to equal Landlord’s reasonable and good faith estimate of what Operating Expenses would have been had ninety-five percent (95o) of the total Rentable Area of the Project been occupied; provided, however, that such adjustment shall apply only to Operating Costs which are variable and therefore increase as occupancy of the Project increases. If Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would be included in Operating Expenses) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which would reasonably have been incurred during such period by Landlord if Landlord had at its own expense furnished such work or service.

(e) The term “Tax Expenses” shall mean all federal, state, county, municipal or local governmental taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary, including, without limitation, real estate taxes, general and special taxes and/or assessments (including, without limitation, any assessment, tax, fee, levy or charge by any school, agricultural, lighting, drainage, transportation, community facilities, improvement or other district), transit taxes, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Project, which Landlord shall pay or become obligated to pay during any calendar year (without regard to any different fiscal year used by such governmental authority) because of or in connection with the ownership, leasing and/or operation of the Project. Tax Expenses shall include any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of Tax Expenses, and all consultants’ and attorneys’ fees and expenses incurred for the purpose of maintaining an equitable assessed valuation of the Building and/or attempting to protest, reduce or minimize Tax Expenses. Tax Expenses shall also include any interest charged and paid during the applicable year.

(f) The term “Building Operating Expenses” shall mean the portion of Operating Expenses allocated to the Building pursuant hereto. The term “Building Tax Expenses” shall mean the portion of Tax Expenses allocated to the Building pursuant hereto. The parties acknowledge that the Building is a part of a multi-building project and that the costs and expenses incurred in connection with the Project should be shared between the tenants of the Building and the tenants of the other buildings of the Project. Accordingly, Operating Expenses and Tax Expenses are determined annually for the Project as a whole, and a portion of the Operating Expenses and Tax Expenses, respectively, which portion shall be determined by Landlord on an equitable basis, shall be allocated to the tenants of the Building (as opposed to the tenants of any other buildings of the Project) and such portion shall be the Building Operating Expenses and Building Tax Expenses, respectively, for purposes of this Lease. Such portion of Operating Expenses and Tax Expenses allocated to the tenants of the Building shall include all Operating Expenses and Tax Expenses, respectively, attributable solely to the Building, and an equitable portion of the Operating Expenses and Tax Expenses, respectively, attributable to the Project as a whole. In addition, Landlord shall have the right, from time to time, to equitably allocate some or all of the Operating Expenses and/or Tax Expenses for the Project among different portions or occupants of the Project, in Landlord’s discretion.

(g) The term “Rentable Area” shall mean the area or areas of space within any building in the Project determined as follows: (i) the amount of Rentable Area on a single tenancy floor is determined by measuring from the inside surface of the outer glass and extensions of the plane thereof in non-glass areas and shall include all areas within the outside walls, excluding vertical penetrations such as building stairs, elevators shafts, flues, vents, stacks, pipe shafts and vertical ducts, provided, however, that vertical penetrations which are for the specific use of the tenant, such as special stairs or elevators, shall be included within Rentable Area; (ii) the amount of Rentable Area for a partial floor shall include all space within the demising walls (measured from the mid-point of demising walls, and in the case of exterior walls, measured as defined in clause (i) above), plus the tenant’s share of any Common Areas on such floor (such share being equal to the percentage which the amount of Rentable Area within the Premises bears to the total amount of Rentable Area on the floor); and (iii) the amount of Rentable Area for either a single tenancy floor or a partial floor shall include Tenant’s Percentage of Common Areas devoted to or serving more than one floor of the applicable building or such building as a whole. No deductions shall be made in calculating the amount of Rentable Area for columns or projections necessary to the Building. Notwithstanding the foregoing or anything elsewhere contained in this Lease, the parties hereby agree that for all purposes of this Lease, the Premises shall be deemed to contain the amount of Rentable Area, and that Tenant’s Base Rent, Percentage Share, Security Deposit, and all other matters determined by the amount of Rentable Area contained in the Premises shall be the amount set forth in the Basic Lease Information, notwithstanding any deviation therefrom.

(h) The term “Common Areas” shall mean those portions of the Project which are provided, from time to time, for use in common by Landlord, Tenant and any other tenants of the Project, which may include, without limitation, public entrances, lobbies and rest rooms, fitness centers, restaurants, cafeterias, similar amenities, elevators, stairways and access ways, loading docks, ramps, drives and platforms and any passageways and service ways thereto, common pipes, conduits, wires and appurtenant equipment serving the Project or any portion thereof, loading and unloading areas, trash areas, parking areas, roadways, sidewalks, walkways, parkways, driveways and landscaped areas.

(i) The term “Tenant’s Percentage Share” shall mean the product obtained by multiplying (i) 100 by (ii) the quotient obtained by dividing the Rentable Area of the Premises by the total Rentable Area of the Building. Tenant’s Percentage Share shall initially be as specified in the Basic Lease Information and shall be subject to adjustment in the event of a change in the Rentable Area of the Premises and/or the Building (with Tenant’s Percentage Share as to the calendar year in which any such change occurs being determined on a pro rata basis based on the number of days during such calendar year at each such percentage share).

(j) The term “Laws” shall mean, collectively, any applicable federal, state, local and/or municipal laws, statutes, ordinances, codes, rules, regulations and/or other governmental requirements, including, without limitation, governmental promulgated or sponsored transportation system management programs adopted for the Building or the Project.

(k) The term “Initial Term” shall be more specifically defined herein as the initial thirteen (13) months of tenancy subsequent to the Commencement Date as defined hereinbelow.

2. Term; Condition of Premises. The “Term” of this Lease is estimated to commence on October 1, 2013, with actual “Commencement Date” (as defined in Exhibit “C” attached hereto) and, unless sooner terminated as hereinafter provided, shall be for the period specified in the Basic Lease Information; provided, however, that the actual expiration date of the Term shall be the last day of the calendar month during which the Term is scheduled to expire. If without fault of Tenant the Commencement Date of this Lease has not occurred by the date which is ninety (90) (90) days following the Estimated Commencement Date set forth above (subject to Force Majeure), then either party may terminate this Lease by delivering written notice of termination to the other within five (5) days following the expiration of such ninety (90) day period (the failure to deliver such notice shall be deemed an election to not terminate this Lease). If either party terminates this Lease as provided in the preceding sentence, then neither party shall have any further liability or obligation hereunder. Except to the extent specifically otherwise provided in this Lease, Landlord shall deliver the Premises to Tenant on the Commencement Date in an “as is” condition with no alterations or improvements being made by Landlord. Following the Commencement Date, Landlord may deliver to Tenant a notice confirming the actual Commencement Date and the date of the expiration of the Term specified in the Basic Lease Information, which notice shall be executed by Tenant and returned to Landlord within five (5) days following Tenant’s receipt thereof.

Notwithstanding anything in the terms of the Lease or any Article thereof to the contrary, provided Tenant is not in default beyond any applicable notice and cure period, and the Lease is in full force and effect at the time the “Extension Notice” (as hereinafter defined) is received by

Landlord or thereafter until the commencement of the applicable “Option Term” (as hereinafter defined), Tenant shall have the option to extend the Term of this Lease for two (2) additional terms (the “Option Term”) of one (1)year following the expiration of the Initial Term, exercisable by delivering written notice (the “Extension Notice”) to Landlord of Tenant’s desire to so extend the Term by the Option Term, no later than three (3) months, and no earlier than six (6) months prior to the expiration of the Initial Term. Tenant’s use and occupancy of the Premises during the Option Term shall be subject to all of the terms and conditions of this Lease, except that the monthly Base Rent payable by Tenant shall be adjusted as of the commencement date of the Option Term to include increase of three percent (30) and each Option term thereof.

3. Base Rent.

(a) Tenant shall pay to Landlord from and after the Commencement Date during the Term of this Lease as “Base Rent” for the Premises, the monthly amount specified in the Basic Lease Information.

(b) Base Rent shall be paid to Landlord, in advance, on or before the first day of each calendar month during the Term, except that Base Rent for the initial full month during the Term for which Base Rent is due, which shall be paid upon the execution of this Lease. Base rent during the initial Term for which Base Rent is due for the second month of said term, shall be abated pursuant to section 3(h) hereinbelow. In the event the Term commences on a day other than the first day of a calendar month or ends on a day other than the last day of a calendar month, the monthly Base Rent for the first and last fractional months of the Term shall be appropriately prorated.

(c) All sums of money due to Landlord under this Lease not specifically characterized as rental shall constitute additional rent, and if any such sum is not paid when due it shall nonetheless be collectible as additional rent with the next installment of Base Rent thereafter falling due, but nothing contained herein shall be deemed to suspend or delay the payment of any sum of money at the time it becomes due and payable hereunder, or to limit any other remedy of Landlord

(d) Tenant hereby acknowledges that late payment by Tenant to Landlord of rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any trust deed covering the Premises. Accordingly, if any installment of rent or any other sums due from Tenant shall not be received by Landlord when due, Tenant shall pay to Landlord a late charge equal to the greater of (i) 6% of such overdue amount or (ii) $100.00. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant’s default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder. If a late charge becomes payable for three (3) payments of any element of rent within any twelve (12) month period, all subsequent payments of rent shall immediately and automatically become payable by Tenant quarterly, in advance, instead of monthly. In addition to the foregoing, upon Tenant’s failure to pay Base Rent and/or any other component of additional rent when due, Landlord may immediately discontinue any and all services provided to Lessee, including, but not limited to, use of all common areas, and Tenant hereby releases Landlord, its employees, agents, principals and contractors from any liability for damages which Tenant may suffer as a result of Landlord’s suspension of services for the reasons stated herein. Tenant acknowledges that its payment of Base Rent and additional rent is a condition to Landlord’s obligation to perform any of its covenants under this Lease.

(e) Any amount due to Landlord pursuant to this Lease, if not paid when due, shall bear interest from the date due until paid at a rate (the “Interest Rate”) equal to the lesser of (i) 2% over the “prime” or “reference” rate then most recently published by Bank of America N.T. & S.A. (or a substitute prime rate of a comparable lending institution reasonably selected by Landlord if Bank of America N.T. & S.A. no longer publishes a “prime” or “reference” rate), or (ii) the maximum rate permitted by applicable Laws. Payment of interest shall not excuse or cure any default hereunder by Tenant.

(f) All payments of Base Rent, Escalation Rent and other monetary obligations due from Tenant to Landlord pursuant to this Lease shall be paid to Landlord, without deduction, abatement, counterclaim or offset, in lawful money of the United States of America at Landlord’s address for notices hereunder, or to such other person or at such other place as Landlord may from time to time designate by notice to Tenant. If Tenant receives from Landlord an invoice or statement, and Tenant in good faith disputes whether all or any part of such Rent is due and owing, Tenant shall nevertheless pay to Landlord the amount of the Rent indicated on the invoice or statement until Tenant receives a final judgment from a court of competent jurisdiction (or when arbitration is permitted or required, receives a final award from an arbitrator) relieving or mitigating Tenant’s obligation to pay such Rent. In such instance where Tenant disputes its obligations to pay all or part of Rent indicated on such invoice or statement, Tenant shall concurrently with the payment of such Rent, provide Landlord with a letter or written notice entitled “Payment Under Protest” specifying in detail why Tenant is not required to pay all or part of such Rent. Tenant will be deemed to have waived its right to contest any past payment of Rent unless it has filed a lawsuit against Landlord (or when arbitration is permitted or required, filed for arbitration and has served Landlord with a notice of such filing), and has served a summons on Landlord, within one (1) year of such Payment.

(g) On the twelve (12) month anniversary of the Commencement Date and on each twelve (12) month anniversary thereafter during the Term, including, without limitation, any extension(s) thereof (each such day hereinafter referred to as an “Adjustment Date”), the Base Rent payable by Tenant shall be increased by three percent (3%).

(h) Notwithstanding the foregoing, provided that no default by Tenant occurs (including any circumstance which could constitute a default either with the passage of time or with the giving of notice), Tenant’s obligation to pay Base Rent for the second month of Tenancy, estimated to be October 2013 is hereby abated by Landlord, but Tenant’s use and occupancy of the Premises during such period shall otherwise be subject to all of the terms and conditions of this Lease.

4. Escalation Rent.

(a) Tenant shall pay to Landlord as “Escalation Rent” for the Premises, during each full or partial calendar year during the Term subsequent to the Base Year and completion of the “Initial Term”, more specifically defined pursuant to Section 1(k) hereinabove, (i) Tenant’s

Percentage Share of the total dollar increase, if any, in Building Operating Expenses for such year over the Building Operating Expenses for the Base Year, plus (ii) Tenant’s Percentage Share of the total dollar increase, if any, in Building Tax Expenses for such year over the Building Tax Expenses for the Base Year. Landlord shall prorate Operating Expenses and Tax Expenses for the Base Year based upon the number of days in the Base Year which follow the Commencement Date. Tenant shall not be entitled to any credit, refund or offset in the event Building Operating Expenses in any year following the Base Year are less than Building Operating Expenses for the Base Year and/or Building Tax Expenses in any year following the Base Year are less than Building Tax Expenses for the Base Year. Escalation Rent shall be paid monthly on an estimated basis, with subsequent annual reconciliation, in accordance with the procedures set forth in this Section 4. For purposes of calculating Escalation Rent, Landlord shall exclude from calculating Operating Expenses for the Base Year any costs and expenses (i) which Landlord reasonably determines have resulted directly or indirectly from a Force Majeure Event and/or from any Operating Expenses which Landlord reasonably determines are non-recurring in nature and (ii) which are incurred in connection with a restaurant, fitness center and/or similar facility located at the Project. In addition to Tenant’s obligation to pay Escalation Rent as provided above, Tenant shall also pay Tenant’s Percentage Share of Operating Expenses incurred by Landlord during the Base Year (and thereafter as part of Escalation Rent based upon Landlord’s total expenses without any reference to a Base Year concept) in connection with any restaurant, cafeteria and fitness center, if any, located in the Common Areas of the Project.

(b) During December of the Base Year and December of each subsequent calendar year, or as soon thereafter as practicable, Landlord shall give Tenant notice of its estimate of any Escalation Rent due for the ensuing calendar year. On or before the first day of each month during the ensuing calendar year, Tenant shall pay to Landlord 1/12th of such estimated Escalation Rent, provided that if such notice is not given in December, Tenant shall continue to pay on the basis of the prior year’s estimate until such revised estimate is delivered, from and after which time (commencing with the first day of the next calendar month after such notice is given) Tenant shall pay such amount as is necessary to bring Tenant current with respect to such revised estimate for such calendar year, as if such revised estimate had been delivered in December, and thereafter monthly payments shall be based on such revised estimate, unless and until further revised in accordance herewith. If at any time or times it appears to Landlord that the Escalation Rent for the current calendar year will vary from its estimate, Landlord may, by notice to Tenant, revise its estimate for such year, and subsequent payments by Tenant for such year shall be based upon such revised estimate.

(c) Within ninety (90) days after the close of each calendar year or as soon after such 90-day period as practicable, Landlord shall deliver to Tenant a statement of the actual Escalation Rent for such calendar year, accompanied by a statement showing the Building Operating Expenses and Building Tax Expenses on the basis of which the actual Escalation Rent was determined. Such statement shall be final and binding upon Landlord and Tenant as to the amount of the Building Operating Expenses and Building Tax Expenses. If Landlord’s statement discloses that Tenant owes an amount that is less than the estimated payments for such calendar year previously made by Tenant, Landlord shall credit such excess first against any sums then owed by Tenant to Landlord and then against the next payments of rental due hereunder. If Landlord’s statement discloses that Tenant owes an amount that is more than the estimated payments for such calendar year previously made by

Tenant, Tenant shall pay the deficiency to Landlord within thirty (30) days after delivery of the statement. The failure of Landlord to timely furnish the statement for any calendar year shall not prejudice Landlord from enforcing its rights hereunder.

(d) The amount of Escalation Rent for any partial calendar year in the Term shall be appropriately prorated. The termination of this Lease shall not affect the obligations of Landlord and Tenant pursuant to Section 4(c) above to be performed after such termination.

5. Use.

(a) The Premises shall be used for general office purposes and no other use or purpose. Tenant shall not do or permit to be done in or about the Premises, nor bring to keep or permit to be brought or kept therein, anything which is prohibited by or will in any way conflict with any Laws now in force or which may hereafter be enacted or promulgated, or which is prohibited by the standard form of fire insurance policy, or will in any way increase the existing rate of or affect any fire or other insurance upon the Building or any of its contents, or cause a cancellation of any insurance policy covering the Project, the Building or any of its contents. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants of the Building, or injure or annoy them, or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance or waste in, on or about the Premises.

(b) Except general office supplies typically used in an office area in the ordinary course of business, such as copier toner, liquid paper, glue, ink, and cleaning solvents, for use in the manner for which they were designed, in such amounts as may be normal for the office business operations conducted by Tenant in the Premises, neither Tenant nor its agents, employees, contractors, licensees, subtenants, assignees, concessionaires or invitees shall use, handle, store or dispose of any “Hazardous Materials” (as hereinafter defined) in, on, under or about the Premises, the Building or the Project. In the event of a breach of the foregoing covenant, in addition to and without limitation upon any other rights or remedies of Landlord under this Lease, Tenant or, at Landlord’s election, Landlord, in each case at Tenant’s sole cost, shall promptly take all actions as are necessary to return the Premises, Building and/or Project to the condition existing prior to the introduction of any such Hazardous Materials, provided Landlord’s approval of such actions shall first be obtained and Tenant shall fully cooperate in connection with any such clean-up, restoration or other work. Furthermore, Tenant shall immediately notify Landlord of any inquiry, test, investigation or enforcement proceeding by or against Tenant or the Premises concerning the presence of any Hazardous Materials. Tenant acknowledges that Landlord, at Landlord’s election, shall have the sole right, at Tenant’s expense, to negotiate, defend, approve and appeal any action taken or order issued by any governmental authority with regard to any Hazardous Materials contamination which Tenant is obligated hereunder to remediate. As used herein, “Hazardous Materials” shall mean asbestos, and petroleum fuel, and any hazardous or toxic substance, material or waste (or subparts thereof) which is or become regulated by any local governmental authority, the State of California or the United States Government, including, but not limited to, any material or substance defined as a “hazardous waste,” “extremely hazardous waste,” “restricted hazardous waste,” “hazardous substance,” “hazardous material” or “toxic pollutant” under the California Health and Safety Code and/or under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601, et seq.

6. Services.

(a) Landlord shall maintain the Common Areas of the Project, the windows in the Building, the mechanical, plumbing and electrical equipment serving the Building, and the Building structure itself in reasonably good order and condition except for damage occasioned by the act of Tenant and/or any of Tenant’s employees, agents, representatives, contractors and/or invitees, which damage shall be repaired by Landlord at Tenant’s expense.

(b) Landlord shall cause to be furnished (1) electricity for lighting and the operation of customary general office machines, (2) heat and air conditioning to the extent reasonably required for the comfortable occupancy by Tenant in its use of the Premises during the following periods (collectively, “Building Standard Hours”): from 8 a.m. to 6 p.m. on weekdays and from 9 a.m. to 1 p.m. on Saturdays (except New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day and any other holidays customarily recognized by landlords of first-class office properties in the vicinity of the Project), or such shorter period as may be prescribed by any applicable policies or regulations adopted by any utility or governmental agency, (3) elevator service, (4) lighting replacement (for building standard lights located in any Common Areas), (5) rest room supplies for rest rooms located in Common Areas, and (6) security measures and/or services during the times and in the manner that such services are customarily furnished in comparable office buildings in the area. Landlord may establish reasonable measures to conserve energy, including, but not limited to, automatic switching of lights after hours and more efficient forms of lighting, so long as such measures do not unreasonably interfere with Tenant’s use of the Premises. Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting from, nor shall the rental herein reserved be abated by reason of (i) the installation, use or interruption of use of any equipment in connection with the furnishing of any of the foregoing services, (ii) failure to furnish or delay in furnishing any such services when such failure or delay is caused by accident or any condition beyond the reasonable control of Landlord or by the making of necessary repairs or improvements to the Premises, Building or Project, or (iii) the limitation, curtailment, rationing or restrictions on use of water, electricity, gas or any other form of energy or utility serving the Premises, Building or Project. Landlord shall use reasonable efforts diligently to remedy any interruption in the furnishing of such services. Furthermore, Landlord shall have no obligation or liability whatsoever to Tenant in connection with any telecommunications or similar services which Tenant receives from others, notwithstanding the fact that Landlord may have (i) introduced the provider or facilitator thereof to Tenant or (ii) a preexisting or affiliate relationship with such provider or facilitator, and Tenant hereby waives any and all claims against Landlord with respect thereto.

(c) If heat-generating equipment or lighting other than building standard lights are installed or used in the Premises and such equipment or lighting affects the temperature otherwise maintained by the air conditioning system, or if equipment is installed in the Premises which requires separate temperature-controlled room, at Landlord’s election, Landlord shall install supplementary air conditioning facilities in the Premises or otherwise modify the ventilating and air conditioning system serving the Premises, and the capital and maintenance costs of such facilities and installations /modifications shall be borne by Tenant. For purposes of this Lease, supplemental air conditioning facilities shall include, without limitation, any air conditioning facilities which are not a part of the main building air conditioning facilities or which are otherwise added to such facilities to service the Tenant’s computer or other equipment room.

(d) Tenant shall reimburse Landlord, upon billing thereof, for the cost of (i) all electricity (other than amounts charged pursuant to clause (ii) below), and all heat or air conditioning provided to the Premises during hours other than during Building Standard Hours, at the then prevailing rate therefor established by Landlord, (ii) all power and cooling energy provided for supplementary air conditioning facilities in or serving the Premises and for the equipment giving rise to the need for such facilities. Landlord shall have the right to install submeters at Tenant’s expense, as necessary to measure such usage. Tenant shall also pay the cost of any transformers, additional risers, panel boards and other facilities if and to the extent required to furnish power for supplementary air conditioning facilities in or serving the Premises or power for lighting and office equipment.

(e) In the event that Landlord, at Tenant’s request, provides services to Tenant that are not otherwise provided for in this Lease, Tenant shall pay Landlord’s reasonable charges for such services upon billing thereof.

(f) For purposes of this Lease, electrical cost shall include, without limitation: (i) charges paid by Landlord for electricity; (ii) costs incurred in connection with an energy management program for the Project; and (iii) if and to the extent permitted by applicable Laws, a fee for the services provided by Landlord in connection with the selection of utility companies and the negotiation and administration of contracts for electricity, provided that such fee shall not exceed fifty percent (50%) of any savings obtained by Landlord. Electrical costs shall be adjusted as follows: (i) amounts received by Landlord as reimbursement for above standard electrical consumption shall be deducted from electrical costs and (ii) the cost of electricity incurred to provide overtime HVAC to specific tenants (as reasonably estimated by Landlord) shall be deducted from electrical costs.

(g) Landlord may, but shall have no obligation to, from time to time, employ one or more persons or entities to patrol or provide security for the Common Areas. Tenant and its employees shall cooperate with Landlord’s security personnel, including those providing Common Area security for employees after Business Hours. Notwithstanding any such activity, Tenant shall have the sole responsibility of providing security for the Premises, the persons therein and all vehicles of Tenant and Tenant’s employees. Under no circumstances shall the Landlord be liable to Tenant or to any other person by reason of any theft, burglary, robbery, assault, trespass, unauthorized entry, vandalism, or any other act of any third person occurring in or about the Premises. Tenant shall indemnify, defend and hold Landlord and its officers, directors, employees, and agents, harmless from and against any and all losses, liabilities, judgments, costs and expenses (including but not limited to reasonable attorneys’ fees and other costs of investigation or defense) which such parties may suffer by reason of any claim asserted by any person arising out of, or related to, any of the foregoing. To the extent Landlord elects to provide such patrol or security services, the cost thereof shall be included in Operating Expenses.

(h) Notwithstanding anything to the contrary contained in the Lease (including, without limitation, this Section 6), if the Basic Lease Information provides that Tenant will pay for or reimburse Landlord for (or procure its own) electrical, janitorial or any other service with respect to the Premises or Project, then Tenant shall pay for or reimburse Landlord for (or procure) such service as provided in the Basic Lease Information notwithstanding the fact that the body of this Lease may indicate that Landlord will provide that particular service to Tenant without additional charge.

7. Impositions Payable by Tenant. In addition to the monthly rental and other charges to be paid by Tenant hereunder, Tenant shall pay or reimburse Landlord for any and all of the following items (hereinafter collectively referred to as “Impositions”), whether or not now customary or in the contemplation of the parties hereto: taxes (other than local, state and federal personal or corporate income taxes measured by the net income of Landlord from all sources), assessments (including, without limitation, all assessments for public improvements, services or benefits, irrespective of when commenced or completed), excises, levies, business taxes, license, permit, inspection and other authorization fees, transit development fees, assessments or charges for housing funds, service payments in lieu of taxes and any other fees or charges of any kind, which are levied, assessed, confirmed or imposed by any public authority, but only to the extent the Impositions are (a) upon, measured by or reasonably attributable to the cost or value of Tenant’s equipment, furniture, fixtures and other personal property located in the Premises, or the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, regardless of whether title to such improvements shall be in Tenant or Landlord (b) upon or measured by the monthly rental or other charges payable hereunder, including, without limitation, any gross receipts tax levied with respect to the receipt of such rental (c) upon, with respect to or by reason of the development, possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof or (d) upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises. In the event that it shall not be lawful for Tenant to reimburse Landlord for the Impositions but it is lawful to increase the monthly rental to take into account Landlord’s payment of the Impositions, the monthly rental payable to Landlord shall be revised to net Landlord the same net return without reimbursement of the Impositions as would have been received by Landlord with reimbursement of the Impositions.

8. Alterations.

(a) Tenant shall not make or suffer to be made any alterations, additions or improvements to the Premises (collectively, “Alterations”), without Landlord’s prior consent, which consent shall not be unreasonably withheld (except that such consent may be granted or withheld in Landlord’s sole and absolute discretion as to any proposed Alterations which would affect the Building exterior, structural components or utility or life-safety systems). For purposes hereof, “Alterations” shall include, without limitation, carpeting, window and wall coverings, air lines, power panels, electrical distribution, security, fire protection systems, communications (including, without limitation, telephone lines), lighting fixtures, heating, ventilating and air conditioning equipment, plumbing, and fencing, in, on or about the Premises. All Alterations shall, at Landlord’s option, be made by Landlord at Tenant’s cost in accordance with the procedures set forth in this Section. All Alterations shall immediately become Landlord’s property and, at the end of the Term hereof, shall remain on the Premises without compensation to Tenant unless Landlord elects by notice to Tenant to require the removal of any such Alterations, in which event Tenant shall be responsible for the cost of Landlord’s removal of such Alterations and restoration of the Premises to its condition prior to the installation of such Alterations. Notwithstanding the preceding sentence, Tenant shall remove all of its telephone equipment and associated wiring from the Premises and Project by the expiration of the Term, unless Landlord elects by notice to Tenant to have the same remain on the Premises following expiration of the Term.

(b) Plans and specifications for the Alterations shall be prepared at Tenant’s expense by either its architect or Landlord’s architect if Tenant so elects, and by engineers approved by Landlord where mechanical or electrical engineering services are required by the nature of the Alterations. Tenant shall cause any architect retained by it to follow the standard construction administration procedures and to utilize the standard specifications and details promulgated by Landlord for the Building. The plans and specifications shall be subject to approval by Landlord and Tenant, which approval shall not be unreasonably withheld by either party, and following such approval Landlord shall obtain quotations of the cost of the Alterations as reflected by the approved plans and specifications from one or more general contractors approved by Landlord for construction in the Building. Landlord shall submit the quotations to Tenant, shall accept the quotations approved by Tenant, and shall proceed to enter into a contract for the construction or installation of the Alterations with the contractor whose quotation was approved by Tenant. Landlord itself does not warrant the cost of the Alterations or the timeliness of performance or the quality of the contractor’s work, but Landlord shall use reasonable efforts to secure performance of the construction contract for Tenant’s benefit.

(c) In the event Landlord or the contractor is instructed by Tenant to proceed with any changes to the Alterations without a prior determination of any increased costs resulting from such changes and without approval of such increases by Tenant, or in the event Tenant is responsible for increased costs attributable to a delay or acceleration in the time for construction, the amount of any increased costs shall be as reasonably determined by Landlord upon completion of the Alterations, subject only to Landlord’s reasonable efforts in causing the contractor to furnish Tenant appropriate back-up information concerning increased costs, if any.

(d) The cost of the Alterations to be paid by Tenant shall include a reasonable charge for the administration by Landlord or its agent of the construction or installation of the Alterations, which Landlord and Tenant agree shall be not less than ten percent (10%) of the total costs of design and construction.

(e) Tenant shall pay to Landlord all amounts payable by Tenant pursuant to this Section within ten (10) days after billing by Landlord. Bills may be rendered in advance of or during the progress of the Alterations so as to enable Landlord to pay the contractor, architect or engineer without advancing Landlord’s own funds. At Landlord’s election, Tenant shall deposit with Landlord prior to the commencement of the Alterations the estimated cost thereof or such lesser portion as Landlord shall specify, to be held and applied to the cost as incurred. Any surplus funds shall be returned to Tenant when the Alterations have been paid for in full.

(f) Landlord may delegate some or all of its authority and responsibilities under this Section 8 to its managing agent, which may be an affiliate of Landlord.

(g) Landlord shall be entitled to all tax benefits arising from all construction by or on behalf of Landlord with respect to the Premises and any allowance provided by Landlord to Tenant pursuant to this Lease. Subject to the immediately preceding sentence, Tenant shall be entitled to all tax benefits arising from any Alterations constructed and paid for by Tenant (excluding any portion of the Tenant Improvements under Exhibit “C”, the benefits of which shall accrue to Landlord), or arising from the installation by Tenant in the Premises of furniture, furnishings and equipment. Neither party shall claim or attempt to claim any tax benefits which are the property of the other party hereunder.

9. Liens. Tenant shall keep the Premises, Building and Project free from any liens arising out of any work performed, materials furnished or obligations incurred by or on behalf of Tenant. Landlord shall have the right to post and keep posted on the Premises any notices that may be provided by law or which Landlord may deem to be proper for the protection of Landlord, the Premises, Building and/or Project from such liens. Tenant shall remove any such lien by bond or otherwise within ten (10) days after notice from Landlord, and if Tenant shall fail to do so, Landlord may, but shall not be obligated to, pay the amount necessary to remove such lien without being responsible for investigating the validity thereof. Any amount so paid by Landlord shall be deemed additional rent under this Lease payable upon demand, without limitation as to other remedies available to Landlord under this Lease. Nothing contained in this Lease shall authorize Tenant to do any act which shall subject Landlord’s title to the Premises, Building or Project to any liens whether claimed by operation of law or express or implied contract.

10. Repairs. By entry hereunder Tenant accepts the Premises as being in the condition in which Landlord is obligated to deliver the Premises, subject to any applicable provisions of Exhibit “C”. Tenant shall, at all times during the Term and at Tenant’s sole cost and expense, keep the Premises (including, without limitation, any Tenant Improvements, Alterations and Tenant’s furniture, fixtures, equipment and personal property in the Premises) in good condition and repair (regardless of the cost therefor and/or the time remaining on the Term), ordinary wear and tear, damage thereto by fire (unless caused by or contributed to by Tenant), earthquake, act of God or the elements excepted. Tenant hereby waives all rights to make repairs at the expense of Landlord or in lieu thereof to vacate the Premises and all rights under Sections 1932(1), 1941 and 1942 of the California Civil Code or any successor statute. Tenant shall at the end of the Term surrender to Landlord the Premises and all Alterations thereto that are to remain in the Premises in the same condition as when received, ordinary wear and tear and damage by fire (unless the same is caused by or contributed to by Tenant), earthquake, act of God or the elements excepted. Tenant shall remove all of its personal property and equipment from the Premises prior to the expiration of the Term or earlier termination of this Lease, and if Tenant fails to remove the same, Landlord may do so and store or dispose of the same at Tenant’s sole cost. For purposes of the preceding sentence, Tenant’s removal obligations shall include, without limitation, internal stairways, raised floors, personal baths and showers, vaults, rolling file systems and structural alterations and modifications of any type. Landlord has no obligation and has made no promise to alter, remodel, improve, repair, decorate or paint the Premises, except as specifically otherwise provided in this Lease. No representations respecting the condition of the Premises, the Building or the Project have been made by Landlord to Tenant, except as specifically provided in this Lease.

11. Destruction or Damage.

(a) In the event the Premises or the portion of the Building necessary for Tenant’s occupancy are damaged by fire, earthquake, act of God, the elements or other casualty, within sixty (60) days after such event, Landlord shall notify Tenant of the estimated time, in Landlord’s reasonable judgment, required for repair or restoration. If such estimated time for repair or restoration is less than one hundred eighty (180) days after the date of casualty and the cost of repair is covered by insurance maintained by Landlord, Landlord shall forthwith repair or restore the Premises or the portion of the Building necessary for Tenant’s occupancy, to the extent of insurance proceeds received on account of such casualty. If the time for repair or restoration is in excess of one hundred eighty (180) days after the date of casualty or the cost of repair is not covered by Landlord’s insurance, Landlord shall elect, in the same notice to Tenant, either (i) to repair or restore the Premises or the portion of the building necessary for Tenant’s occupancy, in which event this Lease shall continue in full force and effect, or (ii) to terminate this Lease, in which event this Lease shall terminate effective as of the date of the casualty. In the event Landlord is obligated or elects to repair the Premises pursuant to this Section 11, this Lease shall remain in full force and effect except that, if such damage is not the result of the act or omission of Tenant or Tenant’s employees, agents, representatives, contractors or invitees, an abatement of rental shall be allowed Tenant for such part of the Premises as shall be rendered unusable by Tenant (but only to the extent actually not used by Tenant) in the conduct of its business during the time such part is so unusable.

(b) In addition to Landlord’s rights under Section 11(a) above and Section 11(c) below, Landlord shall also have the right to terminate this Lease if: (i) the Project, or any portion thereof, shall be damaged so that, in Landlord’s reasonable judgment, substantial alteration or reconstruction of the applicable portion of the Project shall be required (whether or not the Premises has been damaged); (ii) Landlord is not permitted by Law to rebuild the Project in substantially the same form as existed before the fire or casualty; or (iii) any Mortgagee requires that the insurance proceeds be applied to the payment of the mortgage debt. Landlord may exercise its right to terminate this Lease by notifying Tenant, in writing, within sixty (60) days after the date of the casualty, in which event this Lease shall terminate effective as of the date of the casualty.

(c) Notwithstanding anything to the contrary contained in this Section 11, in the event of casualty to the Premises or the portion of the Building necessary for Tenant’s occupancy during the final twelve (12) months of the Term which is estimated by Landlord in good faith to require in excess of thirty (30) days to repair or restore, Landlord may elect to terminate this Lease by written notice to Tenant.

(d) If the Premises or the Building are to be repaired or restored under this Section 11, Landlord shall repair or restore the Building and all improvements in the Premises other than any of Tenant’s furniture, fixtures, equipment, personal property, and any Tenant Improvements and Alterations made by or for Tenant. Tenant shall be responsible for the repair or restoration of any such Tenant’s furniture, fixtures, equipment, personal property, and any Tenant Improvements and Alterations made by or for Tenant, provided that any repair of such Tenant Improvements or Alterations shall be performed by Landlord, at Tenant’s cost.

(e) Landlord and Tenant acknowledge that their respective rights and obligations in the event of any damage to or destruction of the Premises or the Building are to be governed exclusively by this Lease and waive their respective rights under Sections 1932(2) and 1933(4) of the California Civil Code or any successor statute.

12. Insurance.

(a) Tenant shall, during the Term hereof and any other period of occupancy, at its sole cost and expense, keep in full force and effect the following insurance:

(1) All Risk insurance (including, without limitation, sprinkler leakage) upon property of every description and kind owned by Tenant and located in the Building or for which Tenant is legally liable or installed by or on behalf of Tenant, including, without limitation, furniture, fixtures, personal property, any Tenant Improvements (pursuant to Exhibit “C”) and Alterations, in an amount not less than 100% of the full replacement cost thereof, and providing business interruption coverage for a period of one year. All such insurance policies shall name Tenant as named insured thereunder, shall name Landlord, and, at Landlord’s request, Landlord’s “Mortgagees” (as defined in Section 23 below), as loss payees thereunder, all as their respective interests may appear. Not less frequently than once every three (3) years, Landlord shall have the right to notify Tenant that it elects to have the replacement value re-determined by an insurance company or insurance consultant. The redetermination shall be made promptly and in accordance with the rules and practices of the Board of Fire Underwriters, or a like board recognized and generally accepted by the insurance company, and each party shall be promptly notified of the results by the company. The insurance required under this Lease shall be adjusted according to the redetermination and consideration of reasonable insurance limits for exposure being insured against pursuant to this Agreement.

(2) Commercial general liability insurance coverage, including personal injury, bodily injury, broad form property damage and contractual liability, where liability would otherwise exist in the absence of contract (covering the indemnity contained in Section 13), in amount not less than $1,000,000.00 per occurrence, $2,000,000.00 aggregate. All such insurance policies shall name Tenant as named insured thereunder and shall name Landlord and Landlord’s managing agent and Mortgagees as additional insured thereunder. Such insurance shall be written as primary coverage and non-contributorty with respect to any insurance maintained by Landlord, to the extent of Tenant’s liabilities and obligations pursuant to the terms of this Agreement.

(3) Workers’ Compensation and Employer’s Liability Insurance in form and amounts not less than that required by applicable law, but in no event will the coverage provided under Tenant’s Employer’s Liability Insurance be less than five hundred thousand dollars ($500,000.00) or such other amount as Landlord may be reasonably require.

(4) All vendors, movers and contractors engaged by or on behalf of Tenant to perform work in or about the Premises shall deliver proof of insurance to Landlord before said person or entity will be permitted to commence work, which insurance must name Landlord as an additional insured thereunder and be otherwise acceptable to Landlord.

(5) Any other form or forms of insurance, with coverage in such amounts, as Landlord may reasonably require from time to time, with Tenant and Landlord mutually agreeable to said additions and/or modifications, unless however mandated by statute, law and/or regulations thereof. Said “Mutual Agreement” shall not be unreasonably withheld.

(b) All policies shall be written in a form reasonably satisfactory to Landlord and shall be taken out with insurance companies admitted in the State of California holding a General Policyholders Rating of “A-” and a Financial Rating of VII or better, as set forth in the most current issue of Best’s Insurance Reports. Prior to the date Tenant takes possession of any part of the Premises, Tenant shall deliver to Landlord copies of policies or certificates evidencing the existence of the amounts and forms of coverage required hereunder, and said certificates shall provide that no such policy shall be cancelable or reducible in coverage except after thirty (30) days’ prior written notice to Landlord and any additional insured or loss payees thereunder. Tenant shall, within ten (10) days prior to the expiration of such policies, furnish Landlord with renewals or binders thereof, or if Tenant fails to do so, Landlord may order such insurance and charge the cost thereof shall be due from Tenant to Landlord upon demand as additional rent.

(c) During the Term, Landlord shall insure the Project (excluding, at Landlord’s option, any property which Tenant is obligated to insure under Sections 12(a) above) against damage with All Risk insurance and commercial general liability insurance, in such amounts and with such deductibles as Landlord considers appropriate. Landlord may, but shall not be obligated to, obtain and carry any other form or forms of insurance as it deems advisable. Notwithstanding any contribution by Tenant to the cost of insurance premiums as provided herein, Tenant acknowledges that it has no right to receive any proceeds from any insurance policies carried by Landlord.

(d) If Tenant’s occupancy or business in or upon the Premises, whether or not Landlord has consented to the same, results in any increase in premiums for the insurance periodically carried by Landlord with respect to the Building or the Project, Tenant shall pay as additional rent any such increase in premiums within ten (10) days after being billed therefor by Landlord.

(e) All policies of property damage insurance required hereunder shall include a clause or endorsement denying the insurer any rights of subrogation against the other party to the extent rights have been waived by the insured before the occurrence of injury or loss. Landlord and Tenant hereby waive and shall cause their respective insurance carriers to waive any and all rights of recovery, claim, action or causes of action against the other and their respective trustees, principals, beneficiaries, partners, officers, directors, agents, and employees, for any loss or damage that may occur to Landlord or Tenant or any party claiming by, through or under Landlord or Tenant, as the case may be, with respect to Tenant’s property, the Project, the Premises, any additions or improvements to the Project or Premises, or any contents thereof, including all rights of recovery, claims, actions or causes of action arising out of the negligence of Landlord or any parties related to Landlord or the negligence of Tenant, which loss or damage is (or would have been, had the insurance required by this Lease been carried) covered by insurance.

(f) Tenant acknowledges that Landlord may refuse to deliver possession of the Premises to Tenant unless and until Tenant delivers proof satisfactory to Landlord that it has procured and is maintaining the insurance required under this Section 12.

13. Indemnification. Tenant hereby waives all claims against Landlord for damage to any property or injury or death of any person in, upon or about the Premises or Project arising at any time and from any cause other than by reason of gross negligence or willful misconduct of Landlord, its employees, agents or representatives. Tenant shall insure itself against such losses under Section 12 above. Under no circumstances will Landlord be liable to Tenant for damage to Tenant’s business or loss of income therefrom. Tenant shall indemnify, defend and hold harmless Landlord from and against any and all claims, demands, losses, liabilities, damages, costs and/or expenses (including, without limitation, reasonable attorneys’ fees and expenses) arising out of (a) any injury to or death of any person or damage to or destruction of property attributable to or resulting from the use of the Premises and/or Project by Tenant, except such as is caused by gross negligence or willful misconduct of Landlord, its employees, agents or representatives, (b) the acts or omissions of Tenant or any of Tenant’s employees, agents, representatives or invitees (including, without limitation, acts or omissions with respect to Hazardous Materials), and/or (c) any breach of this Lease by Tenant. The provisions of this Section shall survive the expiration of the Term or earlier termination of this Lease.

14. Compliance with Legal Requirements. Tenant, at its sole cost and expense (regardless of the cost therefor or the time remaining on the term), shall promptly comply with all Laws (including, without limitation, Laws respecting accessibility or use of the Premises by disabled persons) now in force or which may hereafter be in force, with the requirements of any board of fire underwriters or other similar body now or hereafter constituted, with any directive or occupancy certificate issued pursuant to any Law by any public officer or officers, as well as the provisions of all recorded documents affecting the Premises, insofar as any thereof relate to or affect the condition, use or occupancy of the Premises, excluding structural changes to the Premises or Building required to comply therewith, which structural changes shall be performed by Landlord as an item of Operating Expenses in accordance with Section l(d) above (except that Tenant shall be solely responsible for the cost of such structural changes as additional rent within ten (10) days following Landlord’s demand, to the extent such structural changes are required as a result of Tenant’s acts, specific use of the Premises, or improvements or Alterations made by or for Tenant).

15. Assignment and Subletting.

(a) Tenant shall not, without the prior consent of Landlord, which consent shall not be unreasonably withheld, assign or hypothecate this Lease or any interest herein, sublet the Premises or any part thereof, or permit the use of the Premises by any party other than Tenant. This Lease shall not, nor shall any interest herein, be assignable as to the interest of Tenant by operation of law without the consent of Landlord, which consent shall not be unreasonably withheld. Any of the foregoing acts without such consent shall be void and shall, at the option of Landlord, terminate this Lease. For purposes hereof, in the event Tenant is a partnership, a withdrawal or change of the managing partner, or partners owning more than a controlling interest in the partnership in one or more transfers, or if Tenant is a corporation, any transfer of a majority of its stock in one or more transfers, or the transfer by the controlling shareholder of so much of its stock that it is no longer the controlling shareholder; or if Tenant is a limited liability company, any transfer of a majority of its membership interest in one or more transfers, or the transfer by the controlling member of so much of its membership interest that it is no longer the controlling member, shall constitute a voluntary assignment and shall be subject to the provisions of this Section 15. In connection with each consent requested by

Tenant, Tenant shall submit to Landlord not less than ninety (90) days prior to the effective date of the proposed transaction, the terms of the proposed transaction, the identity of the parties to the transaction, the proposed documentation for the transaction and all other information reasonably requested by Landlord concerning the proposed transaction and the parties involved therein. Within sixty (60) days of receipt of such request for consent and other required information, Landlord shall elect either to: (i) consent to such proposed transaction (ii) refuse such consent, which refusal shall be on reasonable grounds or (iii) elect to terminate this Lease effective as of the date Tenant proposes to assign this Lease or sublet all of the Premises, or in the case of a partial sublease, terminate this Lease as to the portion of the Premises proposed to be sublet as of the date of such proposed partial sublease. Nothing contained in this Section 15 shall be deemed a waiver of Landlord’s right to elect to terminate this Lease in accordance with clause (iii) of the foregoing sentence including, but not limited to, Landlord’s failure to exercise its right to terminate this Lease with respect to any previous assignment or subletting. Further, Tenant understands and acknowledges that Landlord’s option to terminate this Lease rather than approve the assignment thereof or the subletting of all or any portion of the Premises, is a material inducement for Landlord’s agreeing to lease the Premises to Tenant upon the terms and conditions herein set forth.

(b) Without limiting the other instances in which it may be reasonable for Landlord to withhold its consent to an assignment or subletting, Landlord and Tenant acknowledge that it shall be reasonable for Landlord to withhold its consent in the following instances: (1) if at the time consent is requested or at any time prior to the granting of consent, Tenant is in default under this lease or would be in default under this Lease but for the pendency of any grace or cure period under Section 18 below; (2) if the proposed assignee or subtenant is a governmental agency; (3) if the proposed assignee or subtenant is an existing tenant in the Project or Landlord is then or within the prior 6 months has been negotiating with such assignee or subtenant for the lease of space within the Project; (4) if, in Landlord’s reasonable judgment, the use of the Premises by the proposed assignee or subtenant would not be comparable to the types of office use by other tenants in the Project, would entail any alterations which would lessen the value of the leasehold improvements in the Premises, would result in more than a reasonable number of occupants per floor, or would require increased services by Landlord; (5) if, in Landlord’s reasonable judgment, the financial worth of the proposed assignee or subtenant does not meet the credit standards applied by Landlord for other tenants under leases with comparable terms, or the character, reputation, or business of the proposed assignee or subtenant is not consistent with the quality of the other tenancies in the Building ; (6) if the subletting is of less than the entire Premises; or (7) any portion of the Project or Premises would likely become subject to additional or different Laws as a consequence of the proposed transaction.

(c) In the case of an assignment, one-half of any sums or other economic consideration received by Tenant as a result of such assignment shall be paid to Landlord after first deducting the unamortized cost of leasehold improvements paid for by Tenant, and the cost of any real estate commissions incurred by Tenant in connection with such assignment. In the case of a subletting, one-half of any sums or economic consideration received by Tenant as a result of such subletting shall be paid to Landlord after first deducting (1) the rental due hereunder, prorated to reflect only rental allocable to the sublet portion of the Premises, (2) the cost of leasehold improvements made to the sublet portion of the Premises at Tenant’s cost, amortized over the term of this Lease except for leasehold improvements made for the specific benefit of the subtenant, which shall be amortized over the term of the sublease, and (3) the cost of any real estate commissions incurred by Tenant in connection with such subletting, amortized over the term of the sublease. Landlord may also require that (i) all sublease payments be made directly to Landlord, in which case Tenant shall receive a credit against rent in the amount of any payments actually received (less Landlord’s share of any excess to which Landlord is entitled under this Lease) and (ii) any and all security deposits or similar security given by any subtenant be delivered to, and held by, Landlord as an additional Security Deposit under the Lease.

(d) Regardless of Landlord’s consent, no subletting or assignment shall release Tenant of Tenant’s obligation or alter the primary liability of Tenant to pay the rental and to perform all other obligations to be performed by Tenant hereunder. The acceptance of rental by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting or a waiver of any of the terms of this Lease. No assignee or subtenant shall have a right further to assign or sublet without Landlord’s prior consent in accordance with this Section 15. No sublease, once consented to by Landlord, shall be modified or terminated by Tenant without Landlord’s prior consent, which consent shall not be unreasonably withheld. In the event of default by any assignee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee or successor. Landlord may consent to subsequent assignments or subletting of this Lease or amendments or modifications to this Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto, and such action shall not relieve Tenant of liability under this Lease. Tenant shall not be entitled to receive monetary damages based upon a claim that Landlord unreasonably withheld its consent to a proposed assignment or subletting, and Tenant’s sole remedy shall be an action to enforce any such provision through specific performance or declaratory judgment.

(e) A condition to Landlord’s consent to any assignment or other transfer of this Lease shall be the delivery to Landlord of a true copy of the fully executed instrument of assignment or transfer, and the delivery to Landlord of an agreement executed by the assignee or transferee in form and substance satisfactory to Landlord and expressly enforceable by Landlord, whereby the assignee or transferee assumes and agrees to be bound by all of the provisions of this Lease and to perform all of the obligations of Tenant hereunder. As a condition to Landlord’s consent to any sublease, Landlord may require that such sublease (or, at Landlord’s option, a separate consent document) include among other items, provisions stating (i) that it is subject and subordinate to this Lease and to all Mortgages and ground leases affecting the Project, (ii) Landlord shall be a third party beneficiary of the obligations of Tenant’s subtenant and may enforce the terms of said sublease against said subtenant, and (iii) that in the event of a termination of this Lease for any reason, including without limitation, a voluntary surrender by Tenant or mutual cancellation by Landlord and Tenant, or in the event of any re-entry or repossession of the Premises by Landlord, such sublease shall terminate, except that Landlord, at its option, may elect to continue such sublease in effect and require that such subtenant attorn to and recognize Landlord as its landlord under such sublease.

(f) Tenant and each of Tenant’s assignee(s) and/or subtenant(s) shall indemnify, defend (with counsel selected by Landlord), and hold Landlord, its officers, directors, employees, agents, principals, and their respective spouses, and Landlord’s ground lessors and lenders, if any, harmless from and against any and all claims, liabilities, costs and expenses, including, without limitation, attorneys’ and consultants’ fees, arising, directly or indirectly, in whole or in part from any proposed assignment or subletting with respect to this Lease.

(g) In the event Tenant shall assign this Lease or sublet the Premises or request the consent of Landlord to any assignment, subletting, hypothecation or other action requiring Landlord’s consent hereunder, then Tenant shall pay Landlord’s reasonable attorneys’ fees incurred in connection therewith.

16. Rules. Tenant shall faithfully observe and comply with the rules and regulations attached hereto as Exhibit “D”, and after notice thereof, all reasonable modifications thereof and additions thereto from time to time promulgated in writing by Landlord, which may include parking regulations designed to ensure more orderly and efficient parking at the Project. Landlord shall not be responsible to Tenant for the nonperformance by any other tenant or occupant of the Building or the Project of any such rules and regulations.

17. Entry by Landlord. Landlord may enter the Premises at reasonable hours to (a) inspect the same (b) exhibit the same to prospective purchasers, lenders or tenants (c) determine whether Tenant is complying with its obligations under this Lease (d) supply janitor service and any other service to be provided by Landlord to Tenant hereunder (e) post notices of non-responsibility (f) make repairs or perform maintenance required of Landlord under the terms hereof, make repairs to any adjoining space or utility services, or make repairs, alterations or improvements to any other portion of the Building or (g) cure any default in the performance of Tenant’s obligations under this Lease pursuant to Section 19 (c) below provided, however, that all such work shall be done as promptly as reasonably possible and so as to minimize unreasonable interference with the operation of Tenant’s business from the Premises to the extent reasonably practicable. Tenant hereby waives any claim for damages for any inconvenience to or interference with Tenant’s business or any loss of occupancy or quiet enjoyment of the Premises occasioned by such entry. Landlord shall at all times have and retain a key with which to unlock all of the doors in, on or about the Premises (excluding Tenant’s vaults, safes and similar areas designated in writing by Tenant in advance) and Landlord shall have the right to use any and all means which Landlord may deem proper to open Tenant’s doors in an emergency in order to obtain entry to the Premises, and any entry to the Premises obtained by Landlord in an emergency shall not be construed or deemed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction, actual or constructive, of Tenant from the Premises or any portion thereof.

18. Tenant’s Default. The following events shall constitute events of default under this Lease:

(a) a failure by Tenant to pay when due any rent or other sum payable hereunder and the continuation of such failure for a period of three (3) days after the same is due;

(b) a failure by Tenant to perform any of the other terms, covenants, agreements or conditions contained herein, and, if the failure is curable, the continuation of such failure for a period of ten (10) days after notice by Landlord; provided, however, that if the nature of Tenant’s obligation is such that more than ten (10) days are required for performance, then Tenant shall not be in default if Tenant commences performance within such 10 day period and thereafter diligently prosecutes the same to completion. Notwithstanding the foregoing, if the nature of Tenant’s obligation is such that the failure to perform the same is likely to cause an imminent threat to life, person or property, then Tenant shall be in default hereunder if Tenant fails to commence to cure immediately upon discovery and to thereafter diligently pursue such cure to completion;

(c) the bankruptcy or insolvency of Tenant, transfer by Tenant in fraud of creditors, an assignment by Tenant for the benefit of creditors, or the commencement of any proceedings of any kind by or against Tenant under any provision of the Federal Bankruptcy Act or under any other insolvency, bankruptcy or reorganization act unless, in the event any such proceedings are involuntary, Tenant is discharged from the same within sixty (60) days thereafter;

(d) the appointment of a receiver for a substantial part of the assets of Tenant;

(e) the abandonment of the Premises;

(f) the levy upon this Lease or any estate of Tenant hereunder by any attachment or execution and the failure to have such attachment or execution vacated within thirty (30) days thereafter;

(g) if the performance of Tenant’s obligations under this Lease is guaranteed: (i) the death of a Guarantor, (ii) the termination of a Guarantor’s liability with respect to this Lease other than in accordance with the terms of such guaranty, (iii) a Guarantor’s becoming insolvent or the subject of a voluntary or involuntary bankruptcy or other insolvency filing, (iv) an assignment by a Guarantor for the benefit of its creditors, (v) a Guarantor’s breach of its guaranty obligation on an anticipatory basis, and Tenant’s failure, within sixty (60) days following written notice of any such event, to provide written alternative assurance or security which, when coupled with the then existing resources of Tenant, equals or exceeds the combined financial resources of Tenant and the Guarantors that existed at the time this Lease was executed; or

(h) the breach or default by Tenant or an affiliate of Tenant under any other lease or other agreement under which Tenant or such affiliate occupies or previously occupied other space at the Project.

Any notice of default to be given pursuant to this Section 18 shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 or any similar or successor statute. For example, if a notice and grace period required under this Section 18 was not previously given, a notice to pay rent or quit, or to perform covenant or quit given to Tenant under the unlawful detainer statute shall run concurrently, and the failure of Tenant to cure within the greater of the two such grace periods shall constitute both an unlawful detainer and a breach of this Lease, entitling Landlord to the remedies provided for in this Lease and/or by such statute.

19. Landlord’s Remedies.

(a) In the event of any default by Tenant pursuant to Section 18 above, in addition to any other remedies available to Landlord at law or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder. In the event that Landlord shall elect to so terminate this Lease, then Landlord may recover from Tenant: (i) the worth at the time of award of any unpaid rent which had been earned at the time of such termination plus (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided plus (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided plus (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease or which in the ordinary course of things would be likely to result therefrom.

As used in clauses (i) and (ii) of this Section 19 (a) above, the “worth at the time of award” is computed by allowing interest at the Interest Rate. As used in clause (iii) of this Section 19(a) above, the “worth at the time of award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%.

(b) In the event of any such default by Tenant and/or Tenant’s abandonment of the Premises, Landlord shall also have the right to reenter the Premises and remove all persons and property therefrom by summary proceedings or otherwise such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant or disposed of in a reasonable manner by Landlord. In the event Landlord shall elect to reenter as provided above, or shall take possession of the Premises pursuant to legal proceedings or pursuant to any notice provided by law, and if Landlord does not elect to terminate this Lease as provided by law, then Landlord may from time to time, without terminating this Lease, either recover all rental as it becomes due or relet the Premises or any part thereof for such term and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable, with the right to make alterations and repairs to the Premises. It is the intention of the parties that in addition to, and without limitation upon, all other rights and remedies set forth in this Lease, Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due). In the event that Landlord shall elect to relet, then rentals received by Landlord from such reletting shall be applied first, to the payment of any indebtedness, other than Base Rent due hereunder, owed by Tenant to Landlord second, to the payment of any cost of such reletting third, to the payment of the cost of any alterations and repairs to the Premises fourth, to the payment of Base Rent due and unpaid hereunder and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder. Should that portion of such rentals received from such reletting during any month, which is applied to the payment of rent hereunder, be less than the rent payable during that month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as ascertained, any costs and expenses incurred by Landlord in such reletting, including but not limited to brokerage commissions, or in making alterations and repairs not covered by the rentals received from such reletting. No reentry or taking possession of the Premises by Landlord pursuant to this Section 19 shall be construed as an election to terminate this Lease unless a written notice of such intention shall be given by Landlord to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Landlord may at any time after such reletting elect to terminate this Lease for any such default by Tenant.

(c) If Tenant fails to perform any covenant or condition to be performed by Tenant, Landlord may, but without obligation to do so, perform such covenant or condition at its option, after notice to Tenant. All costs incurred by Landlord in so performing shall immediately be reimbursed to Landlord by Tenant, together with interest at the Interest Rate computed from the due date. Any performance by Landlord of Tenant’s obligations shall not waive or cure such default. Landlord may perform Tenant’s defaulted obligations at Tenant’s sole cost and expense without notice in the case of any emergency. All costs and expenses incurred by Landlord, including reasonable attorneys’ fees (whether or not legal proceedings are instituted), in collecting rent or enforcing the obligations of Tenant under the Lease shall be paid by Tenant to Landlord upon demand. Tenant’s obligations pursuant to this Section 19(c) shall survive the expiration or earlier termination of this Lease.

(d) Tenant hereby waives, for itself and all persons claiming by and under Tenant, all rights and privileges which it might have under any present or future Laws to redeem the Premises or reinstate or to continue the Lease after being dispossessed or ejected from the Premises. All rights, options and remedies of Landlord contained in this Lease shall be construed and held to be cumulative, and no one of them shall be exclusive of the other, and Landlord shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law, whether or not stated in this Lease.

(e) In addition to the remedies described in Sections 19(a)-(d) above, Landlord shall be entitled to recover from Tenant under this Lease all amounts necessary to compensate Landlord for all the detriment proximately caused by any breach or default described in Section 18(h) above. The remedy provided for in this Section 19(e) shall be in addition to any and all remedies available in the other lease or agreement to which such breach or default pertains.

20. Landlord’s Default and Tenant’s Remedies. Landlord shall not be in default hereunder unless Landlord fails to perform the obligations required of Landlord within a reasonable time, but in no event later than thirty (30) days after written notice by Tenant to Landlord specifying wherein Landlord has failed to perform such obligation provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such 30 day period and thereafter diligently prosecutes the same to completion. In no event shall Tenant have the right to terminate this Lease or withhold rent as a result of Landlord’s default and Tenant’s remedies shall be limited to an action for damages, injunction or specific performance of this Lease. Notwithstanding anything contained in this Lease to the contrary, Tenant and all successors and assigns covenant and agree that, in the event of any actual or alleged failure, breach or default hereunder by Landlord, their sole and exclusive remedy shall be against Landlord’s interest in the Project. Tenant and all such successors and assigns agree that the obligations of Landlord under this Lease do not constitute personal obligations of the individual partners, whether general or limited, members, directors, officers or shareholders of Landlord, and Tenant shall not seek recourse against the individual partners, directors, officers or shareholders of Landlord or any of their personal assets for satisfaction of any liability with respect to this Lease.

21. Attorneys’ Fees. In the event of any dispute between Landlord or Tenant, whether or not suit is filed, or if either Landlord or Tenant shall institute any action or proceeding against the other party relating to this Lease, the non-prevailing party in such action or proceeding shall reimburse the prevailing party for its disbursements incurred in connection therewith and for its reasonable attorneys’ fees, whether or not such action or proceeding is pursued to judgment. In addition to the foregoing award of attorneys’ fees to the prevailing party, the prevailing party in any action or proceeding on this Lease shall be entitled to its attorneys’ fees incurred in any post-judgment proceedings to collect or enforce any such judgment. For purposes of this Section, in any unlawful detainer or other action or proceeding instituted by Landlord based upon any default or alleged default by Tenant hereunder, Landlord shall be deemed the prevailing party if (a) judgment is entered in favor of Landlord or (b) prior to arbitration, trial or judgment Tenant shall pay all or any portion of the rent and charges claimed by Landlord, eliminate the condition(s), cease the act(s) or otherwise cure the omission(s) claimed by Landlord to constitute a default by Tenant hereunder. This provision is separate and several and shall survive (i) the expiration or earlier termination of this Lease and (ii) the merger of this Lease into any judgment on this Lease.

22. Eminent Domain. If all or any part of the Premises shall be taken as a result of the exercise of the power of eminent domain or sale in lieu of such taking (collectively, any “Taking”), this Lease shall terminate as to the part so taken as of the date of Taking, and, in the case of a partial Taking, either Landlord or Tenant shall have the right to terminate this Lease as to the balance of the Premises by notice to the other within thirty (30) days after such date, provided, however, that a condition to the exercise by Tenant of such right to terminate shall be that the portion of the Premises taken shall be of such extent and nature as substantially to handicap, impede or impair Tenant’s use of the balance of the Premises. In the event of the Taking of a material portion of the Project (whether or not the Premises is affected thereby), Landlord shall have the right to terminate this Lease by notice to Tenant within 30 days following such Taking. In the event of any Taking, Landlord shall be entitled to any and all compensation, damages, income, rent, awards, or any interest therein whatsoever which may be paid or made in connection therewith, and Tenant shall have no claim against Landlord for the value of any unexpired Term of this Lease or otherwise. In the event of a partial Taking of the Premises which does not result in a termination of this Lease, the monthly rental thereafter to be paid shall be equitably reduced. The parties agree that their respective rights and obligations in the event of any Taking shall be governed by the terms of this Lease and hereby waive any and all rights under Section 1265.130 of the California Code of Civil Procedure or any similar or successor statutes.

23. Subordination.

(a) This Lease and Tenant’s rights hereunder shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, any “Mortgage”), now or hereafter placed by Landlord upon the Project, Building or other real property of which the Premises is a part, to any and all advances made on the security thereof, and to all renewals, modifications, consolidations, replacements and extensions thereof. Tenant agrees that the ground lessors, mortgagees, trust deed beneficiaries and other lienholders under any such Mortgages (collectively, “Mortgagees”) shall have no duty, liability or obligation to perform any of the obligations of Landlord under this Lease, but that in the event of Landlord’s default with respect to any such obligation, Tenant will give written notice to any Mortgagee whose name and address have been furnished Tenant in writing for such purpose notice of Landlord’s default and allow such Mortgagee thirty (30) days (or if more than thirty (30) days is required to effect such cure, such additional time as may be necessary) following receipt of such notice for the cure of said default before invoking any remedies Tenant may have by reason thereof. If any Mortgagee shall elect to have this Lease and/or Tenant’s rights hereunder superior to the lien of its Mortgage and shall give written notice thereof to Tenant, this Lease and such rights shall be deemed prior to such Mortgage, notwithstanding the relative dates of the documentation or recordation thereof.

(b) Notwithstanding any such subordination, and at the election of a Mortgagee or any other party who acquires ownership of the Premises by reason of the exercise of rights under a Mortgage or through a deed in lieu of foreclosure, Tenant agrees to attorn to such Mortgagee or other party, and in the event of such exercise of remedies and such election, such new owner shall not: (i) be liable for any act or omission of any prior landlord or with respect to events occurring prior to acquisition of ownership, (ii) be subject to any offsets or defenses which Tenant might have against any prior landlord, (iii) be bound by prepayment of more than one month’s rent, (iv) be bound to return or otherwise credit any security or other deposits, except to the extent that such deposits are actually received by the new owner, or (v) be required to perform any obligations of any prior landlord under the Lease.

(c) The agreements contained in this Section 23 shall be effective without the execution of any further documents and shall survive the exercise of remedies under a Mortgage provided, however, that, upon written request from Landlord or a Mortgagee, Tenant and Landlord shall execute such further writings as may be required to separately document any of the matters provided for herein. If Tenant fails to execute any such document within ten (10) business days after written request by Landlord, (i) Landlord shall have the right to execute any such writing(s) on Tenant’s behalf, (ii) such writings shall be binding on Tenant as if it had executed the same and (iii) Tenant hereby grants to Landlord a special power of attorney to execute any such writings.

24. Sale. In the event the original Landlord hereunder, or any successor owner of the Project, shall sell or convey the Project, all liabilities and obligations on the part of the original Landlord, or such successor owner, under this Lease accruing thereafter shall terminate, and thereupon all such liabilities and obligations shall be binding upon the new owner. Tenant agrees to attorn to such new owner.

25. Estoppel Certificate. At any time and from time to time, and in no event later than ten (10) days after request by Landlord, Tenant shall execute, acknowledge, and deliver to Landlord, a certificate certifying (a) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, as modified, and stating the date and nature of the modification), (b) the amount of the Base Rent and most recent Escalation Rent, if any, and the date to which such rental has been paid, (c) that no notice has been received by Tenant of any default which has not been cured, except as to defaults specified in the certificate, (d) that no default of Landlord is claimed by Tenant, except as to defaults specified in the certificate, and (e) such other matters as may be reasonably requested by Landlord. Any such certificate may be relied upon by any prospective purchaser or existing or prospective Mortgagee under any Mortgage on the project or Building. Tenant’s failure to deliver such statement within such time shall constitute a default by Tenant under this

Lease and shall be conclusive upon Tenant (i) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) that not more than one (1) monthly installment of Base Rent and Escalation Rent in the amount specified by Landlord has been paid in advance, and (iii) that there are no uncured defaults in Landlord’s performance. Within ten (10) days following Landlord’s request from time to time during the Term, Tenant shall deliver to Landlord Tenant’s current financial statement and financial statements for the two (2) years prior to the current financial statement year, prepared in accordance with generally accepted accounting principles, consistently applied.

26. Project Planning. In the event Landlord requires the Premises for use in conjunction with another suite or for other reasons connected with Project planning, upon providing thirty (30) day written notification to Tenant , Landlord shall have the right to move Tenant to other premises, of equal size, comparable location, improvements, fit, and finish, in the Project (the “New Premises”), at Landlord’s sole cost and expense, and the terms and conditions of this Lease shall remain in full force and effect, except that a revised Exhibit “B” shall become part of this Lease and shall reflect the location of the New Premises and Section 1 of this Lease shall be amended to include and state all correct data as to the New Premises (except that Tenant’s rental obligations under this Lease shall not be increased as a result of such relocation to the New Premises). Tenant reserves the right to terminate said Lease, without penalty, if Landlord is unable to provide Tenant with New Location, comparable to Tenant’s previous Premises, pursuant to the terms as set forth hereinabove. Such approval by Tenant shall not be unreasonably withheld.

27. No Light, Air, or View Easement. Any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to the Building shall in no way affect this Lease or impose any liability on Landlord.

28. Holding Over. If Tenant holds possession of the Premises after expiration of the Term of this Lease or any termination of this Lease, Tenant shall become a tenant at sufferance only, at a monthly rental equivalent to 150% of the then prevailing monthly rental paid by Tenant at the expiration of the Term or termination of this Lease, payable in advance on or before the first day of each month, and otherwise subject to the terms, covenants and conditions herein specified, so far as applicable. Acceptance by Landlord of rent after such expiration or earlier termination shall not result in a renewal or extension of this Lease. If Tenant fails to surrender the Premises upon the expiration of this Lease despite demand to do so by Landlord, Tenant shall indemnify, defend and hold harmless Landlord from and against any and all claims, demands, losses, liabilities, damages, costs and/or expenses (including, without limitation, reasonable attorneys’ fees and expenses) arising out of such failure to surrender including, without limitation, any claim made by any succeeding tenant.

29. Security Deposit. Concurrently with its execution of this Lease, Tenant shall deposit with Landlord the sum specified in the Basic Lease Information (the “Security Deposit”). The Security Deposit shall be held by Landlord as security for the faithful performance by Tenant of all the provisions of this Lease to be performed or observed by Tenant. If Tenant fails to pay Rent or other sums due hereunder, or otherwise defaults with respect to any provision of this Lease, Landlord may use, apply or retain all or any portion of the Security Deposit (i) first, for Tenant’s repair obligations, including without limitation, the obligation to restore the Premises to the condition required under this Lease, (ii) second, to the payment of any Rent or other sum in default or for the payment of any other sum to which Landlord may become obligated by reason of Tenant’s default, and (iii) third to compensate Landlord for any loss or damage which Landlord may suffer thereby. If Landlord so uses or applies all or any portion of the Security Deposit, Tenant shall within ten (10) days after demand therefor deposit cash with Landlord in an amount sufficient to restore the Security Deposit to the full amount thereof and Tenant’s failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep the Security Deposit separate from its general accounts. If Tenant performs all of Tenant’s obligations hereunder, the Security Deposit, or so much thereof as has not theretofore been applied by Landlord, shall be returned, without interest, to Tenant (or, at landlord’s option, to the last assignee, if any, of Tenant’s interest hereunder) within thirty (30) days following the expiration of the term hereof, and after Tenant has vacated the Premises (or such longer period as is permitted by applicable Laws). No trust relationship is created herein between Landlord and Tenant with respect to the Security Deposit. If this Lease provides for periodic increases in Base Rent, Tenant shall, within ten (10) days after demand by Landlord, increase the amount of the Security Deposit to equal the Base Rent then in effect.

30. Waiver. The waiver by Landlord of any agreement, condition or provision herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other agreement, condition or provision herein contained, nor shall any custom or practice which may grow up between the parties in the administration of the terms hereof be construed to waive or to lessen the right of Landlord to insist upon the performance by Tenant in strict accordance with such terms. The subsequent acceptance of rental hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any agreement, condition or provision of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord’s knowledge of the preceding breach at the time of acceptance of the rental.

31. Notices and Consents; Confidentiality. (a) All notices, consents, demands and other communications from one party to the other that are given pursuant to the terms of this Lease shall be in writing and shall be deemed to have been fully given two (2) full business days following deposit in the United States mail, certified or registered, postage prepaid, or one (1) business day following transmittal by reputable overnight courier (such as Federal Express), or when hand delivered, to the respective addresses for delivery of notices specified in the Basic Lease Information, or to such other place as either party may from time to time designate in a notice to the other party. Notwithstanding the foregoing, Tenant hereby appoints as its agent to receive the service of all dispossessory or distraint proceedings and notices thereunder the person in charge of or occupying the Premises at the time, and, if no person shall be in charge of or occupying the same, then such service may be made by attaching the same on the main entrance of the Premises.

(a) Tenant shall not divulge the terms and provisions of this Lease to any third parties (other than Tenant’s officers, directors, employees, accountants, and attorneys as required in the conduct of Tenant’s business, or as otherwise required by applicable securities Laws); except in the case of any litigation concerning this Lease, in which event Tenant shall use its best efforts to keep such terms and provisions confidential. Except as otherwise set forth in this Section 31(b), Tenant’s disclosure of such information to any other person shall constitute a material breach of this Lease.             initials

32. Complete Agreement. There are no oral agreements between Landlord and Tenant affecting this Lease, and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements, and understandings if any, between Landlord and Tenant or displayed by Landlord to Tenant with respect to the subject matter of this Lease or the Project. There are no representations between Landlord and Tenant other than those contained in this Lease. All implied warranties, including implied warranties of merchantability and fitness, are excluded.

33. Authority. If Tenant signs as a corporation, each of the persons executing this Lease on behalf of Tenant warrants that Tenant is a duly authorized and existing corporation, that Tenant has and is qualified to do business in California, that the corporation has the full right and authority to enter into this Lease, and that each and both of the persons signing on behalf of the corporation were authorized to do so. If Tenant signs as a partnership, each of the persons executing this Lease on behalf of Tenant warrants that Tenant is a partnership, that the partnership has the full right and authority to enter into this Lease, and that each person signing on behalf of the partnership is authorized to do so. If Tenant signs as a limited liability company, trust, or some other entity, each of the persons executing this Lease on behalf of Tenant warrants that Tenant is the type of entity stated, that the entity has the full right and authority to enter into this Lease, and that each person signing on behalf of said entity is authorized to do so.

34. Brokers. Landlord shall be responsible for the payment of any commissions owing in connection with this Lease to the brokers specified in the Basic Lease Information, if any (collectively, “Broker”), pursuant to separate agreement. Landlord and Tenant each represent and warrant that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, other than the Broker, and that it knows of no other real estate broker, agent or finder who is or might be entitled to a commission or fee in connection with this Lease. If either party has dealt with any other person or real estate broker with respect to leasing or renting space in the Project other than Broker, such party shall be solely responsible for the payment of any fees due said person or firm, and shall indemnify, defend and hold harmless the other party from and against any liabilities, damages or claims with respect thereto, including attorneys’ fees and costs.

35. Parking. Tenant shall be entitled to the use of the number of nonexclusive and exclusive parking spaces indicated in the Basic Lease Information in such portion of the Common Areas as may be provided by Landlord from time to time for the purpose of such parking motor vehicles. Monthly parking fees payable with respect to such parking spaces shall be the prevailing rates within the Project for such spaces, if any, and shall be payable one month in advance prior to the first day of each calendar month. Landlord may assign any unreserved and unassigned parking spaces and/or make all or a portion of such spaces preferred and/or reserved, if it determines in its sole discretion that it is necessary for orderly and efficient parking. Tenant shall not use any spaces which have been specifically assigned by Landlord including, without limitation, spaces assigned for uses such as visitor parking or which have been designated by governmental entities with competent jurisdiction as being restricted to certain uses. The use by Tenant and its employees, visitors and invitees of the parking facilities of the Project shall be on the terms and conditions set forth herein as well as on the parking rules and regulations as established and modified by Landlord from time to time. Landlord shall not be responsible to Tenant for the violation or non-performance by any other tenant or occupant of the Project of any of such parking rules and regulations. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant’s employees, suppliers, shippers, customers or invitees to be loaded, unloaded or parked in areas other than those designated by Landlord for such activities. Notwithstanding the foregoing, Landlord shall have the right to designate specific parking areas or parking stalls within the Project for guest parking and for Tenant’s parking spaces in excess of 3 parking spaces per one thousand (1,000) square feet of Useable Area.

36. Force Majeure. The time for performance by either party of any obligation under this Lease (other than the payment of rent or other monetary obligations) shall be extended for the period of delay resulting from fire, earthquake, explosion, flood, the elements, acts of God or the public enemy, strike, other labor trouble, interference of governmental authorities or agents, or shortages of fuel, supplies or labor resulting therefrom or any other cause, whether similar or dissimilar to the above, beyond the reasonable control of the party obligated for such performance, financial inability excepted (collectively, any “Force Majeure Event”).

37. Dispute Resolution; Waiver of Trial by Jury.

(a) Each controversy, dispute or claim between the parties arising out of or relating to this Lease which is not settled in writing within thirty (30) days after the date on which a party to this Lease gives written notice to the other party that a controversy, dispute or claim exists (the “Claim Date”), will be settled by a reference proceeding in California in accordance with the provisions of Section 638 et seq. of the California Code of Civil Procedure or any successor provision (the “CCP”). Submission of any claim, controversy or dispute to a reference proceeding in accordance with the provisions of the CCP shall constitute the exclusive remedy for the settlement of any controversy, dispute or claim concerning this Lease, including, without limitation, whether such controversy, dispute or claim is subject to the reference proceeding. Except as set forth above, the parties waive their rights to initiate any legal proceedings against each other in any court or jurisdiction other than the Superior Court of Los Angeles County (the “Court”).

(b) The referee in any proceeding commenced pursuant to subsection (a) above shall be a retired judge of the Court selected by mutual agreement of the parties, and if they cannot so agree within forty-five (45) days after the Claim Date, the referee shall be promptly selected by the Presiding Judge of the Court (or the Presiding Judge’s representative). The referee shall be appointed to sit as a temporary judge, with all of the powers for a temporary judge, as authorized by law, and, upon selection, shall take and subscribe to the oath of office as provided for in Rule 244 of the California Rules of Court (or any subsequently enacted rule). Each party shall have one peremptory challenge pursuant to CCP § 170.6.

(c) The referee shall (i) be requested to set the matter for hearing within ninety (90) days after the Claim Date and (ii) try any and all issues of law or fact and report a statement of decision upon them, if possible, within one hundred eighty (180) days after the Claim Date. Any decision rendered by the referee will be final, binding and conclusive, and judgment shall be entered pursuant to CCP § 644 in any court in the State of California having jurisdiction. Any party may apply for a reference proceeding at any time after thirty (30) days following notice to the other party of the nature of the controversy, dispute or claim, by filing a petition for a hearing or trial.

(d) Any discovery permitted by this Lease shall be completed not later than ten (10) business days before the first hearing date established by the referee. The referee may extend such period in the event of a party’s refusal to provide requested discovery for any reason whatsoever, including, without limitation, legal objections raised to such discovery or unavailability of a witness due to absence or illness. Neither party shall be entitled to “priority” in conducting discovery. Either party may take depositions upon seven (7) days’ prior written notice, and each party shall respond to requests for production or inspection of documents within ten (10) days after service. All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding upon the parties. Pending appointment of the referee as provided herein, the Court is empowered to issue temporary or provisional remedies, as appropriate.

(e) Except as expressly set forth in this Lease, the referee shall determine the manner in which the reference proceeding is conducted, including, without limitation, the time and place of all hearings, the order of presentation of evidence. and all other questions that arise with respect to the course of the reference proceeding. All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter, except that, if any party so requests, a court reporter will be used at any hearing conducted before the referee. The party making such a request shall have the obligation to arrange for and pay for the court reporter. The costs of the court reporter at the trial shall be borne equally by the parties.

(f) The referee shall determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, to provide all temporary or provisional remedies and to enter equitable orders that will be binding upon the parties. The referee shall issue a single judgment at the close of the reference proceeding which shall dispose of all of the claims of the parties that are the subject of the reference and shall be final and binding on all Persons and not subject to any appeal.

(g) In the event that the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by the reference procedure set forth herein will be resolved and determined by arbitration. The arbitration will be conducted by a retired judge of the Court, in accordance with the California Arbitration Act, §§ 1280 through 1294.2 of the CCP as amended from time to time. The limitations with respect to discovery as set forth herein shall apply to any such arbitration proceeding.

(h) By execution and delivery of this Lease, and subject to the provisions of subsection (a) above, each of the Members accepts for itself, generally and unconditionally, the exclusive jurisdiction of the Court, and waives any defense of forum non conveniens and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Lease.

(i) Notwithstanding the dispute resolution procedures contained in this Section 37, the provisions of this Section 37 shall not preclude Landlord from enforcing its remedies under this Lease in a court of law and/or equity with respect to any action for unlawful detainer in accordance with Sections 1161, et. seq. of the CCP or any similar summary proceeding through which a lessor or owner may recover possession of property (or any successor statute thereto).

(j) To the fullest extent permitted by Law, Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other or any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises, or any claim of injury or damage, or the enforcement of any remedy under any statute, or otherwise.

38. Guaranty of Lease. Intentionally omitted.

39. Recapture. Any agreement by Landlord contained herein for free or abated rent or other charges applicable to the Premises, or for the giving or paying by Landlord to or for Tenant of any cash or other bonus, inducement or consideration for Tenant’s entering into the Lease, all of which concessions are hereinafter referred to as “Inducement Provisions,” shall be deemed conditioned upon Tenant’s full and faithful performance of all of the terms, covenants and conditions to be performed by Tenant under this Lease. Upon the occurrence of a breach or default of this Lease by Tenant, or upon the filing by or against Tenant of any petition under the United States Bankruptcy Code (Title 11 U.S.C.) or any similar statute or law for the reorganization or liquidation of debt, or upon any voluntary or involuntary assignment by Tenant for the benefit of its creditors, (i) any such Inducement Provision shall automatically be deemed deleted and of no further force or effect, and (ii) any rent, other charge, bonus, inducement or consideration theretofore abated, given or paid by Landlord under such Inducement Provision shall be immediately due and payable by Tenant to Landlord, and shall be recoverable as additional rent due under the Lease, notwithstanding any subsequent cure of said default or breach by Tenant. The acceptance by Landlord of rent or the cure of the default or breach which initiated the operation of this paragraph shall not be deemed a waiver by Landlord of the provisions of this paragraph unless specifically so stated in writing by Landlord at the time of such acceptance.

40. Miscellaneous. The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular. If there be more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several. Time is of the essence of this Lease and each and all of its provisions. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant. The agreements, conditions and provisions herein contained shall, subject to the provisions as to assignment, apply to and bind the heirs, executors, administrators, successors and assigns of the parties hereto. Notwithstanding the fact that certain references in this Lease to acts required to be performed by Tenant hereunder, or to breaches or defaults of this Lease by Tenant, omit to state that such acts shall be performed at Tenant’s sole cost and expense, or omit to state that such breaches or defaults by Tenant are material, unless the context clearly implies to the contrary, each and every act to be performed or obligations to be fulfilled by Tenant shall be performed at Tenant’s sole cost and expense, and all breaches or defaults by Tenant hereunder shall be deemed material. Upon request by Landlord, Tenant agrees to modify this Lease to meet the requirements of any or all lenders or ground lessors selected by Landlord who request such modification as a condition precedent to providing any loan or financing or to entering into any ground lease affecting or encumbering the Project or any portion thereof, provided that such modification does not (i)

increase Base Rent, (ii) alter the Term, or (iii) materially and adversely affect Tenants’ rights hereunder. Tenant shall not, without the consent of Landlord, use the name of the Building or Project for any purpose other than as the address of the business to be conducted by Tenant in the Premises. Any option, right or first refusal, right of first negotiation/offer, or other similar right granted to Tenant in this Lease (collectively, an “Option”) is personal to the original Tenant executing this Lease and cannot be voluntarily or involuntarily assigned or exercised by any person or entity other than said Tenant, and even then only when Tenant is in full possession of the Premises and has no intention of thereafter assigning or subletting. The Options, if any, herein granted to Tenant are not assignable, either as part of an assignment of this Lease or separately or apart therefrom, and no Option may be separated from this Lease in any manner, by reservation or otherwise. If any provision of this Lease shall be determined to be illegal or unenforceable, such determination shall not affect any other provision of this Lease and all such other provisions shall remain in full force and effect. This Lease is deemed to have been drafted jointly by the parties and shall not be interpreted against any party as drafter. This Lease shall be governed by and construed pursuant to the laws of the State of California. Tenant shall not record this Lease nor a short form memorandum hereof. The exhibits and addendum, if any, specified in the Basic Lease Information are attached to this Lease and by this reference made a part hereof. This Lease may be executed in any number of counterparts, each of which shall be deemed to be an original, but any number of which, taken together, shall constitute one and the same instrument. Tenant acknowledges that this Lease is subject to Landlord’s receiving from its Mortgagee(s) approval of all of the terms contained herein.

IN WITNESS WHEREOF, the parties have executed this Lease on the respective dates indicated below:

LANDLORD:	TENANT:

FREEWAY PROPERTIES III, a California limited partnership	Atara Biotherapeutics, a Delaware Corporation
By: FP REAL ESTATE, INC., a California corporation, Its Manager By: /s/ Jeffrey A. Johnston Jeffrey A. Johnston, Vice President	By:	/s/ Isaac Ciechanover
	Print Name:	Isaac Ciechanover
	Its:	Chief Executive Officer
By:
Print Name:
Its:

If Tenant is a corporation, this instrument must be executed by the chairman of the board, the president or any vice president and the secretary, any assistant secretary, the chief financial officer or any assistant financial officer or any assistant treasurer of such corporation, unless the bylaws or a resolution of the board of directors shall otherwise provide, in which case the bylaws or a certified copy of the resolution, as the case may be, must be attached to this instrument. If Tenant is a limited liability company, this instrument must be executed by Tenant’s manager, unless another person or entity is authorized pursuant to Tenant’s Operating Agreement or a member’s resolution, in which case a certified copy of the Operating Agreement or escalation as the case may be, must be attached to this instrument.

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